UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

_______________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WisdomTree, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Sean M. Donahue
Paul Hastings LLP
2050 M Street NW
Washington, DC 20036

(202) 551-1704

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 23, 2024, WisdomTree, Inc. (“WisdomTree”) issued a press release announcing that it has published a presentation for stockholders in connection with WisdomTree’s 2024 annual meeting of stockholders. A copy of the press release is set forth below. The presentation is available on WisdomTree’s investor relations website (https://ir.wisdomtree.com).

WisdomTree Publishes Presentation Highlighting Company’s Track Record of Success and
Strategic Momentum Ahead of 2024 Annual Meeting of Stockholders

Showcases WisdomTree’s Financial Performance, Successful Execution of its Strategic Plan,
Commitment to Delivering Stockholder Value, and the Current Board’s Essential Mix of Expertise and Institutional Knowledge

WisdomTree Urges Stockholders to Repudiate ETFS Capital’s Self-Serving Demands for a Strategic
Review. There is No Case for Change – Enough is Enough

Vote “FOR” All Nine of WisdomTree’s Highly Qualified Director Nominees on WHITE proxy card

NEW YORK, May 23, 2024 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today published a comprehensive presentation for stockholders ahead of WisdomTree’s 2024 Annual Meeting of Stockholders on June 12, 2024. The presentation is available here on WisdomTree’s investor relations website.

The presentation outlines the disciplined execution of WisdomTree’s stated strategic plan to deliver record assets under management (“AUM”), as well as the Company’s continued organic growth and operating margin expansion – all of which are generating significant value for stockholders.

Our Board of Directors regularly reviews and evaluates the Company’s performance and is always open to value-maximizing opportunities. However, ETFS Capital’s demand for an independent strategic review appears to be motivated by a desire to liquidate its position in the Company, which is entirely self-serving and not in the best interests of all stockholders. WisdomTree’s stock price is up almost 40% year-to-date due to its strong financial results and ETFS Capital’s demands would sacrifice the Company’s long-term growth potential.

WisdomTree’s execution and success are highlighted in its presentation, summarized below:

•	WisdomTree has demonstrated strong momentum with its current strategy and is in a pivotal phase of execution and growth as it continues to grow its traditional ETP business and leverage its early-mover advantage in tokenization and blockchain-enabled finance.

•	WisdomTree is achieving new financial milestones, generating record AUM and more than three consecutive calendar years of positive inflows.

•	WisdomTree has a top performing Total Stockholder Return (TSR) among its U.S. publicly traded asset manager peers[1] over the most recent YTD, 1-, 2-, 3- and 4-year time periods.

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[1]	In addition to WisdomTree, U.S. publicly traded asset manager peer group includes the following 12 companies: AB; AMG; APAM; BEN; BLK; BSIG; FHI; IVZ; JHG; TROW; VCTR; VRTS.

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•	WisdomTree continues to make important investments in tokenization and blockchain-enabled finance, and the Company is well ahead of its peers, with a digital assets strategy that positions WisdomTree for its next chapter of growth.

The presentation also provides an in-depth review of WisdomTree’s refreshed and diverse Board, including the invaluable skillsets, expertise and institutional knowledge the Company’s longer-tenured directors bring to the successful oversight of WisdomTree.

•	WisdomTree has demonstrated that Board refreshment is its priority. Six new independent directors have joined the Board since 2021, all with the right expertise to help WisdomTree execute its strategy.

•	WisdomTree’s Board includes two directors previously nominated by ETFS Capital and elected by stockholders, both of whom fully support the Company’s current strategic plan and vision and provide ETFS Capital with the appropriate, proportionate representation of its ownership.

•	Women now constitute 67% of the Board and all committee chair roles have been rotated, with each now held by directors elected to the Board in the past three years. The Board also has refreshed committee memberships, including adding its newest directors to each committee.

•	The critical institutional knowledge, skillsets and expertise of WisdomTree’s three longer-tenured directors, combined with fresh perspectives from its newer Board members, provide the Board with the guidance crucial to unlocking stockholder value.

•	WisdomTree’s corporate governance practices ensure that the best expertise is provided to its management team and that directors hold management accountable to serve in the best interests of all stockholders.

Vote “FOR” all nine director nominees using the WHITE proxy card, including Anthony Bossone, Win Neuger and Jonathan Steinberg. Send a message that enough is enough and repudiate ETFS Capital’s self-serving campaign to disrupt WisdomTree’s positive momentum and trajectory.

Stockholders can find out more about the proxy vote at the 2024 Annual Meeting by visiting the WisdomTree investor relations website and navigating to the page entitled “2024 Annual Meeting”: https://ir.wisdomtree.com/2024-annual-meeting-proxy-vote.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE WHITE PROXY CARD TODAY “FOR” ALL WISDOMTREE NOMINEES!

Remember, you can vote your shares via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares on the WHITE proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

Stockholders and All Others Call Toll Free: (877) 750-5836

Banks and Brokers Call: (212) 750-5833

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Advisors

BofA Securities is serving as financial advisor, and Paul Hastings and Goodwin Procter are serving as legal counsel to WisdomTree. Innisfree M&A is serving as proxy solicitor, and H/Advisors Abernathy is serving as strategic communications advisor.

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime®.*

*The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc. (NMLS ID: 2372500) and WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $111.4 billion in assets under management globally.

For more information about WisdomTree and WisdomTree Prime®, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this letter that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” “views,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the impact and contributions of the slate of director nominees WisdomTree has nominated, and WisdomTree’s ability to achieve its financial and business plans, goals and objectives and drive stockholder value, including with respect to its ability to successfully implement its strategy relating to WisdomTree Prime®, and other risk factors discussed from time to time in WisdomTree’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on February 23, 2024, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Information Regarding the 2024 Annual Meeting and Where to Find It

The Company has filed with the SEC a definitive proxy statement on Schedule 14A (the “Proxy Statement”), containing a form of WHITE proxy card, in connection with the solicitation of proxies for the 2024 Annual Meeting and, beginning on April 29, 2024, mailed the Proxy Statement and other relevant documents to its stockholders as of the April 19, 2024 record date for the 2024 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at https://ir.wisdomtree.com/.

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Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, which was filed with the SEC on April 29, 2024 and can be found through the SEC’s website. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Proxy Statement, such information has been or will be reflected in Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contact Information

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.917.267.3859

Jeremy.campbell@wisdomtree.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

H/Advisors Abernathy

Tom Johnson / Dana Gorman

tom.johnson@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update

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